As filed with the Securities and Exchange Commission on June 10, 2004
                                                      Registration No. 333-_____
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                              BARNES & NOBLE, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                        06-1196501
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)

           122 Fifth Avenue
             New York, NY                                        10011
(Address of Principal Executive Offices)                       (Zip Code)

                    Barnes & Noble, Inc. 2004 Incentive Plan
              Barnes & Noble, Inc. 2004 Executive Performance Plan
                            (Full title of the plans)

                                 Leonard Riggio
                              Chairman of the Board
                              Barnes & Noble, Inc.
                                122 Fifth Avenue
                               New York, NY 10011
                                 (212) 633-3300
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Jay M. Dorman, Esq.
                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                               New York, NY 10104


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed     Proposed
   Title of Each                        Maximum      Maximum        Amount
Class of Securities     Amount         Offering     Aggregate         of
      to be             to be            Price      Offering     Registration
    Registered        Registered      Per Share(1)   Price(1)        Fee
--------------------------------------------------------------------------------

Common Stock,         7,300,000(2)      $30.88    $225,424,000   $28,561.22
 par value
 $.001 per share
================================================================================

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security on June 3, 2004, as reported on the New York Stock Exchange.
(2) The shares covered by this Registration Statement represent the common stock issuable to participants under the Registrant's 2004 Incentive Plan and 2004 Executive Performance Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the options covered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2. Plan Information; Registrant Information and Employee Plan Annual
               Information.

     The document(s) containing the information specified in the instructions to
Part I of Form S-8 will be sent or given to participants in the Barnes & Noble, Inc. 2004 Incentive Plan and the Barnes & Noble, Inc. 2004 Executive Performance Plan as specified by Rule 428(b)(1). In addition, the statement required to be made pursuant to Item 2 of Part I to Form S-8 shall be contained in the Section 10(a) prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Barnes & Noble, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     1.   Annual Report on Form 10-K for the fiscal year ended January 31, 2004.

     2.   Quarterly Report on Form 10-Q for the fiscal quarter ended May 1,
          2004.

     3. Description of the Company's common stock contained in Item I of the Company's Registration Statement on Form 8-A, filed with the Commission on September 2, 1993.

     All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequent filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") and Article X of the Company's amended and restated by-laws, as amended ("By-laws"), provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Article X of our By-laws generally requires us to indemnify our directors and officers against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of any type of action, whether instituted by a third party or a stockholder (either directly or derivatively).

     In addition, our amended and restated certificate of incorporation, as amended, contains a provision which eliminates the personal liability of a director to us and our stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on our Board of Directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals. As a result of this provision, our ability or the ability of our stockholders to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Item 7. Exemption from Registration Claimed.

     Not  applicable.

Item 8. Exhibits.

4.1  Barnes & Noble, Inc. 2004 Incentive Plan.*

4.2  Barnes & Noble, Inc. 2004 Executive Performance Plan.*

5.1 Opinion of Bryan Cave LLP, counsel to the Company, as to the legality of the Common Stock being registered.

23.1 Consent of Independent Auditors.

23.2 Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on signature page).

_____________________________________________
* Incorporated by reference to the Barnes & Noble, Inc. Form 10-Q filed with the Securities and Exchange Commission on June 9, 2004.

                                       2

Item 9. Undertakings.

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of June 2004.

                                 BARNES & NOBLE, INC.


                                 By: /s/ Joseph J. Lombardi
                                    -------------------------
                                    Joseph J. Lombardi
                                    Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Leonard Riggio, Stephen Riggio and Michael Rosen, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                          Title                           Date
         ----                          -----                           ----

/s/ Leonard Riggio          Chairman of the Board                  June 10, 2004
--------------------------
Leonard Riggio

/s/ Stephen Riggio          Vice Chairman and Chief Executive      June 10, 2004
--------------------------  Officer (principal executive
Stephen Riggio              officer)

/s/ Joseph J. Lombardi      Chief Financial Officer                June 10, 2004
--------------------------  (principal financial and
Joseph J. Lombardi          accounting officer)

/s/ Michael N. Rosen        Secretary and Director                 June 10, 2004
--------------------------
Michael N. Rosen

/s/ Matthew A. Berdon       Director                               June 10, 2004
--------------------------
Matthew A. Berdon

/s/ Michael J. Del Guidice  Director                               June 10, 2004
--------------------------
Michael J. Del Guidice

                                       4

/s/ William Dillard II      Director                               June 10, 2004
--------------------------
William Dillard II

/s/ Irene R. Miller         Director                               June 10, 2004
--------------------------
Irene R. Miller

/s/ Margaret T. Monaco      Director                               June 10, 2004
--------------------------
Margaret T. Monaco

/s/ William Sheluck, Jr.    Director                               June 10, 2004
--------------------------
William Sheluck, Jr.

                                  EXHIBIT INDEX

No.   Document

4.1   Barnes & Noble, Inc. 2004 Incentive Plan.*

4.2   Barnes & Noble, Inc. 2004 Executive Performance Plan.*

5.1 Opinion of Bryan Cave LLP, counsel to the Company, as to the legality of the Common Stock being registered.

23.1  Consent of Independent Auditors.

23.2  Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

24.1  Power of Attorney (included on signature page).

_____________________________________________
* Incorporated by reference to the Barnes & Noble, Inc. Form 10-Q filed with the Securities and Exchange Commission on June 9, 2004.